UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

ACE GLOBAL BUSINESS ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-40309	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 806, 8/F, Tower 2, Lippo Centre, No. 89 Queensway,

Admiralty, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: +(852) 2151 5198 / 2151 5598

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	NASDAQ Capital Market
Ordinary Shares	ACBA	NASDAQ Capital Market
Warrants	ACBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Ace Global Business Acquisition Limited (the “Company”) in its Current Report on Form 8-K dated March 1, 2023, the Company was notified by the Nasdaq Stock Market LLC (“Nasdaq”) on February 27, 2023 that it did not comply with Nasdaq Listing Rule 5550(a)(3) due to the Company not maintaining a minimum of 300 public holders for continued listing (the “Minimum Public Holders Rule”).

On August 24, 2023, the Company received a letter from Nasdaq confirming that, based on information submitted by the Company to Nasdaq on August 23, 2023, the Company regained compliance with the Minimum Public Holders Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 24, 2023

Ace Global Business Acquisition Limited (Registrant)

By:	/s/ Eugene Wong
Name: Title:	Eugene Wong Chief Executive Officer